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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of TRO Learning, Inc. and subsidiaries on Form S-8 (File Nos. 33-60998, 33-66946, 33-69588 and 33-70338) of our report dated December 23, 1996, except for Note 3, for which the date is January 23, 1997, on our audits of the consolidated financial statements and financial statement schedules of TRO Learning, Inc. and Subsidiaries as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, which report is included in the annual report on Form 10-K.






                                            COOPERS & LYBRAND L.L.P.

Chicago, Illinois
January 23, 1997